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                                                                    EXHIBIT 10.8


                                    SYNOPSYS

                           DEFERRED COMPENSATION PLAN


                         (EFFECTIVE SEPTEMBER 30, 1996)

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                                TABLE OF CONTENTS



                                                                    Page
                                                                    ----

ARTICLE I            TITLE AND DEFINITIONS............................ 2

ARTICLE II           PARTICIPATION.................................... 4

ARTICLE III          DEFERRAL ELECTIONS............................... 4

ARTICLE IV           ACCOUNTS......................................... 6

ARTICLE V            VESTING.......................................... 7

ARTICLE VI           DISTRIBUTIONS.................................... 7

ARTICLE VII          ADMINISTRATION................................... 9

ARTICLE VIII         MISCELLANEOUS................................... 11

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                                    RECITALS



         1. The Company wishes to establish a supplemental retirement plan for the benefit of selected highly compensated employees or others as designated by the Company.



         2. The Company wishes to provide that the plan to be established shall be designated as the Synopsys Deferred Compensation Plan (the "Plan").



         3. The Company wishes to provide under the Plan for the payment of vested accrued benefits to Plan participants and their beneficiary or beneficiaries in accordance with the terms of this document.



         4. The Company wishes to provide under the Plan that the Company shall pay all of the accrued benefits from its general assets.



         5. The Company intends that the assets of the Plan shall at all times be subject to the claims of the general creditors of the Company.



         6. The Company intends that the Plan be considered as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan participants under the Plan prior to actual payment of the accrued benefits thereunder.


         NOW THEREFORE, the Company does hereby establish the Plan as follows:

                                    ARTICLE I

                              TITLE AND DEFINITIONS





1.1      Title.



         This Plan shall be known as the Synopsys Deferred Compensation Plan.
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                                    SYNOPSYS

                           DEFERRED COMPENSATION PLAN



         This Plan, effective as of September 30, 1996 (the "Effective Date"), is adopted by Synopsys, Inc. (the "Company"), acting on behalf of itself and its designated subsidiaries. Throughout, the term "Company" shall include wherever relevant any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.



1.2      Definitions.



         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         "Account" means for each Participant the bookkeeping account maintained by the Committee that is credited with amounts equal to (1) the portion of the Participant's Base Pay that he or she elects to defer, (2) the portion of the Participant's Variable Pay that he or she elects to defer, (3) Company's discretionary contributions, if any, credited under the Plan for the Participant's benefit, and (4) adjustments to reflect deemed gains or losses pursuant to Section 4.1(d).

         "Base Pay" means the non-variable portion of an Eligible Employees' compensation.

         "Beneficiary" or "Beneficiaries" means the beneficiary last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee during the Participant's lifetime.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Administrative Committee formed in accordance with Article VII consisting of senior representatives from departments of Human Resources, Legal and Finance.

         "Company" means Synopsys, Inc., any successor corporation and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.

         "Distributable Amount" means the amount credited to a Participant's Account.

         "Effective Date" means September 30, 1996.
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         "Eligible Employee" for a Plan Year means (i) a common law employee of the Company performing services regularly in the United States of America whose Salary equals or exceeds $130,000 determined as of August 1 immediately preceding the Plan Year, or (ii) any other employee or category of employee designated by the Committee. Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in this Plan. The compensation threshold may be adjusted at the discretion of the Committee.

         "Fiscal Year" as determined by the Company's Board of Directors.

         "Fund" or "Funds" means one or more of the investment funds selected by the Committee pursuant to Section 3.3.

         "Fund Return" means, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month

         "Initial Election Period" for an Eligible Employee means the later of the period beginning September 3, 1996 and ending 30 days after the Effective Date or the period beginning on the Eligible Employee's initial date of eligibility and ending 30 days thereafter.

         "Insurable Participant" means a Participant who satisfies underwriting standards for the issuance of life insurance determined by the insurance company selected by the Committee.

         "Participant" means any Eligible Employee who elects to defer compensation in accordance with Section 3.1.

         "Payment Eligibility Date" means the first day of the month following the calendar quarter in which a Participant terminates employment or dies, or if not such date, as soon as administratively possible thereafter.

         "Plan" means Synopsys Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

         "Plan Year" means the 12-consecutive month period beginning with the first day of each Fiscal Year of the Company and ending on the last day of such Fiscal Year.

         "Retirement" means termination of employment with the Company on or after attaining age 55.

         "Salary" means annualized compensation that is used to calculate eligibility. Specifically, (i) in the case of an Eligible Employee whose compensation from the Company does not contain a commission element, the Eligible Employee's annualized Base Pay (wages and overtime), and (ii) in the case of an Eligible Employee whose compensation from the Company contains a commission element, the employee's total target compensation (i.e., annualized Base Pay plus annualized target commissions and target bonuses, but excluding additional commissions and bonuses). Salary excludes any other form of compensation such as bonuses, restricted stock proceeds from stock options or stock appreciation rights, severance payments, moving
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expenses, car or other special allowance, or any other amounts included in an
Eligible Employee's taxable income that is not compensation for services. Deferral elections shall be computed before taking into account any reduction in taxable income by Salary reduction under Code Sections 125, 401(k), Employee Stock Purchase Program, or under this Plan.

         "Variable Pay" means any variable compensation including commissions, sales bonuses and/or other incentive compensation that is payable in addition to the Participant's Base Pay.


                                   ARTICLE II

                                  PARTICIPATION

2.1      Participation.

         An Eligible Employee shall become a Participant in the Plan by electing to defer all or a portion of his or her compensation in accordance with Section 3.1, by completing an application for life insurance, and by complying with any applicable medical underwriting requirements of the insurance company.


                                   ARTICLE III

                               DEFERRAL ELECTIONS

3.1      Elections to Defer Compensation.

         (a) Initial Election Period. Each Eligible Employee may elect initially to defer compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

         (b) General Rule. Subject to the limitations set forth in paragraph (c) below, the amount of compensation which an Eligible Employee may elect to defer is as follows:

                       (1) Any whole percentage of Base Pay up to 50%; and/or

                       (2) Any whole percentage of Variable Pay up to 100%;

         provided, however, that no election shall be effective to reduce the compensation paid to an Eligible Employee for a calendar year to an amount that is less than the amount necessary to pay applicable employment taxes (e.g., FICA, hospital insurance, SDI) payable with respect to amounts deferred hereunder, amounts necessary to satisfy any other benefit plan withholding obligations, and any resulting income taxes payable with respect to compensation that cannot be so deferred. Until an Eligible Employee (other than an Eligible Employee who has been determined not to be an Insurable Participant) completes an application for life insurance, any deferral election made by the Eligible Employee pursuant to Section 3.1 hereof shall be void.
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         (c) Minimum Deferrals. For each Plan Year during which the Eligible
Employee is a Participant, the minimum dollar amount that may be deferred under this Section 3.1 is $5,000.

         (d) Effect of Initial Election. An election to defer compensation during the Initial Election Period shall be effective with respect to Base Pay earned during the first pay period beginning after the initial election which is in the Plan Year for which the election is made, and to Variable Pay payable for the Plan Year for which the election is made. At the discretion of the Committee, certain Variable Pay may be deferred which is payable in the first Plan Year of eligibility (even though such variable pay was earned in prior period).

         (e) Duration of Base Pay Deferral Election. Any Base Pay deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and shall apply only to the Base Pay payable with respect to services performed during the Plan Year for which the election is made. Subject to the minimum deferral requirement of Section 3.1(c), the percentage or amount of Base Pay designated by the Participant for deferral must be restated, increased, decreased or suspended, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee at least 15 days before the beginning of the next Plan Year.

         (f) Duration of Variable Pay Deferral Election. Any Variable Pay deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and shall apply only to the Variable Pay payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election to defer a percentage of his or her Variable Pay. Such election shall be on forms provided by the Committee and shall be made at least 15 days before the beginning of the Plan Year for which the election is to apply.

         (g) Elections Other Than Elections During the Initial Election Period. Any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior deferral election may elect to again defer compensation, by filing an election, on a form provided by the Committee, to defer compensation as described in paragraph (b) above. An election to defer compensation must be filed at least 15 days before the beginning of the Plan Year and will be effective for Base Pay earned during pay periods beginning after the Plan Year begins and the Variable Pay paid with respect to services performed in the Plan Year.

3.2      Company Contributions.

         The Company may, in its sole discretion, credit discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Committee may determine.

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3.3      Investment Elections.

         The Committee shall provide each Participant with a list of Funds available for hypothetical investment, and the Participant may designate, on a form provided by the Committee, one or more Funds that his or her Account will be deemed to be invested in for purposes of determining the amount of gains or losses to be credited to that Account. The Fund Return of each Fund shall be used to determine the amount to be credited to the Participants' Accounts under
Section 4.1(d).

         In making the designation pursuant to this Section 3.3, the Participant may specify that all or any whole percentage of his or her Account be deemed to be invested in one or more of the Funds selected by the Committee. A Participant may change the designation made under this Section 3.3 by filing an election on a form provided by the Committee. If the form is filed at least 15 days prior to the end of the quarter, then the revised allocation will become effective as of the beginning of the next quarter.

         The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.


                                   ARTICLE IV

                                    ACCOUNTS

4.l      Participant Accounts.

         The Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to a Fund designated by the Participant pursuant to Section 3.3(a). A Participant's Account shall be credited as follows:

         (a) Not later than the last day of each month, the Committee shall assure that the investment fund subaccounts of the Participant's Account be credited with an amount equal to the Base Pay deferred by the Participant during each pay period ending in that month in accordance with the Participant's election; that is, the portion of the Participant's deferred Base Pay that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment fund subaccount corresponding to that Fund.

         (b) Not later than the last day of the month in which Variable Pay was payable, the Committee shall assure that the investment fund subaccounts of the Participant's Account be credited with an amount equal to the portion of the Variable Pay deferred by the Participant's election; that is, the portion of the Participant's deferred Variable Pay that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment fund subaccount corresponding to that Fund.
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         (c) Not later than the last day of the Plan Year or such earlier time or times as the Committee may determine, the Committee shall credit the investment fund subaccounts of the Participant's Account with an amount equal to the portion, if any, of any Company contribution for the Participant's benefit in accordance with Section 3.3; that is, the portion of the Participant's Company contribution, if any, that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment fund subaccount corresponding to that Fund.

         (d) Not later than the last day of each month, each investment fund subaccount of a Participant's Account shall be credited with gains or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month by the Fund Return (positive or negative) for the corresponding Fund.


                                    ARTICLE V

                                     VESTING

5.1      Account.

         (a) Base Pay and Variable Pay Deferrals. A Participant's Account attributable to Base Pay and Variable Pay deferred by a Participant pursuant to the terms of this Plan, together with any amounts credited to the Participant's Account under Section 4.1(d) with respect to such deferrals, shall be 100% vested at all times.

         (b) Company Contributions. The portion of a Participant's Account attributable to any Company contributions pursuant to Section 3.2, including the Fund Return credited with respect thereto, shall vest at such time or times as the Committee shall specify in connection with any such amounts.


                                   ARTICLE VI

                                  DISTRIBUTIONS

6.1      Distribution of Deferred Compensation.

         (a) A Participant will initially elect, for each Plan Year, to receive or commence receiving distributions either on a certain future date or upon Retirement. If a future date is selected, then the form of payment will be lump sum paid in January of the year identified on the election form. The lump sum payment will be the portion of the Participant's Account attributable to deferrals in the Plan Year for which the election form applies. The initial election must be for a future date that is 2 years or more from the Election Date. If the initial election is for a future date, then a Participant may delay receipt of the scheduled distribution
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provided that his or her subsequent election is filed with the Committee at least one year (365 days), prior to his or her scheduled distribution date.

         (b) In the case of a Participant, who terminates employment with the Company as a result of Retirement, or a long-term disability (as defined in the Company's long-term disability plan), the Distributable Amount shall be paid to the Participant (and after his death to his or her Beneficiary) in the form of proportionate quarterly installments over 15 years beginning on his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee within 30 days of the date the Eligible Employee first becomes a Participant:

         (1) a cash lump sum payable on the Participant's Payment Eligibility Date; or

         (2) proportionate quarterly installments over five or 10 years beginning on the Participant's Payment Eligibility Date.

Notwithstanding this subsection 6.1(b), a Participant described above may change his or her form of distribution to one of the optional forms listed above provided that his or her election is filed with the Committee at least one year (365 days) prior to his or her Payment Eligibility Date. However, if the Participant's Distributable Amount on the Payment Eligibility Date is $25,000 or less, the Distributable Amount shall automatically be distributed in the form of a cash lump sum. To the extent the Distributable Amount is paid in installments, the Participant's Account shall continue to be credited monthly pursuant to
Section 4.l(d) of the Plan and the installment amount shall be adjusted annually to reflect changes in the Account balance until all amounts credited to his or her Account under the Plan have been distributed.

         (c) In the case of a Participant who terminates employment for reasons other than Retirement or a long-term disability, the Distributable Amount shall be paid to the Participant in the form of a cash lump sum within 90 days of the termination date.

6.2      Early Distributions.

         Participants shall be permitted to request to withdraw amounts credited to their Accounts prior to termination of employment with the Company ("Early Distributions"), subject to the following restrictions:

         (a) The request to receive an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

         (b) The amount payable to a Participant in connection with an Early Distribution shall in all cases equal 90% of the amount requested by the Participant; provided that the maximum amount payable to a Participant in connection with an Early Distribution shall be 90% of the Distributable Amount as of the end of the calendar month in which the Early Distribution request is made.
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         (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution request is made and approved.

         (d) If a Participant receives an Early Distribution, the remaining portion of the requested amount, (i.e., 10% of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respects to such forfeited amount.

         (e) If a Participant receives an Early Distribution, the Participant shall be ineligible to defer for the balance of the Plan Year in which the Early Distribution occurs and the following Plan Year.

         (f) A Participant shall be limited to a maximum of two Early Distributions during all of his or her periods of participation in the Plan.

6.3      Unforeseeable Emergency.

         The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of an Unforeseeable Emergency at any time. "Unforeseeable Emergency" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee. Distribution pursuant to this subsection of less than the Participant's entire interest in the Plan shall be made pro rata from his or her investment fund subaccounts according to the balances in such subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this subsection shall be made as soon as practicable after approval of such request by the Committee.

6.4      Inability To Locate Participant.

         In the event that the Committee is unable to locate a Participant or Beneficiary for two years, the amount allocated to the Participant's Account shall be forfeited.

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                                   ARTICLE VII

                                 ADMINISTRATION

     7.1       Committee.

          The number of members comprising the Committee shall be five (5) initially and future determinations will be made by affirmative vote of a majority from the existing Committee members. The number of Committee members may vary from time to time. A member of the Committee may resign by delivering a written notice of resignation to the Chairperson of the Committee. The Committee may remove, by affirmative vote of a majority, any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by any Committee member's nomination of a prospective member approved by affirmative vote of a majority of the remaining Committee members.


     7.2  Committee Action.

          The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent if filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairperson of the Committee or any other member or members of the Committee designated by the Chairperson may execute any certificate or other written direction on behalf of the Committee.


     7.3  Powers and Duties of the Committee.

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

             (1) To select the investments to determine the Funds Return in accordance with Section 3.3 hereof;

             (2) To construe and interpret the terms and provisions of this Plan;

             (3) To amend, modify, suspend or terminate the Plan in accordance with Section 8.4;

             (4) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries and to direct the distribution of Plan benefits;

             (5) To maintain all records that may be necessary for the administration of the Plan;


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             (6)  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

             (7) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

             (8) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

     7.4  Construction and Interpretation.

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction, subject to Section 8.4, shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     7.5  Information.

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their deaths or other causes of termination, and such other pertinent facts as the Committee may reasonably require.

     7.6 Compensation, Expenses and Indemnity.

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

          (c) To the extent permitted by the state law of the Company's incorporation (Delaware), the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.7      Quarterly Statements.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Account on a quarterly basis.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Unsecured General Creditor.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

8.2      Restriction Against Assignment.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3      Withholding.

         There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

8.4      Disputes.

         (a) The Committee shall administer this Plan. The Committee (either directly or through its designees) shall have the power and authority to interpret, construe, and administer this Plan.

         (b) Neither the Committee, its designee nor its advisors, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

         (c) The Committee shall determine each Participant's and Beneficiary's right to payments under the Plan. If a Participant or Beneficiary disagrees with the Committee's determination, he or she may make a written claim for payments inconsistent with that determination. Any such claim shall be filed with the Committee at the principal executive offices of the Company. The Committee shall review the claim and notify the claimant of its decision in writing within 60 days after the claim is received. If the Committee denies the claim, in whole or in part, the notice shall specify the reasons for denial, references to the Plan provisions upon which denial is based, any additional information or material necessary to perfect the claim, and procedures for further review of the claim. Within 60 days after receipt of the notice of denial, the claimant may file a written appeal of the denial of the claim, identifying the grounds, facts and any other matter upon which the appeal is based. The Committee shall give the claimant a final decision within 60 days after receipt of the request for review. If the Committee affirms the denial of the claim in whole or in part, it shall specify in writing the reasons for the affirmance, with specific references to the Plan provisions upon which the affirmance is based.

         (d) If the Committee has affirmed the denial of a claim pursuant to the procedure described in subsection (c) above, Participant or his or her Beneficiary may, if he or she desires, submit any denied claim for payment under this Plan to arbitration. This right to select arbitration shall be solely that of Participant or his or her Beneficiary and Participant or his or her Beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Participant or his or her Beneficiary and Participant or his or her Beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.

         (e) Any claim for arbitration may be submitted as follows: if Participant or his or her Beneficiary disagrees with the Committee regarding the interpretation of this Plan and the claim is finally denied by the Committee in whole or in part, such claim may be filed in writing with an arbitrator of Participant's or Beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Participant or his or her Beneficiary submitting a list of five potential arbitrators to the Committee. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Committee shall select one of the five arbitrators as the arbitrator for the dispute in question. If the

Committee fails to select an arbitrator in a timely manner, Participant or his or her Beneficiary shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

         (f) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Participant or his or her Beneficiary and the Committee. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

         (g) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Company has breached this Plan, he or she shall order the Company to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Company and Participant agree that no appeal shall be taken by either party from any decision rendered in such action.

         (h) Solely for purposes of determining the allocation of the costs described in this subsection, the Committee will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached this Plan and (2) the claim by Participant or his or her Beneficiary was not made in good faith. Otherwise, Participant or his or her Beneficiary will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the other party. In the event that Participant or his or her Beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Participant or his or her Beneficiary in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

8.5      Amendment, Modification, Suspension or Termination.

         The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts credited to a Participant's Account. In the event that this Plan is terminated, the time the amounts credited to a Participant's Account shall be distributed may be accelerated at the sole discretion of the Committee.

8.6      Governing Law.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

8.7      Receipt or Release.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.8      Payments on Behalf of Persons Under Incapacity.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

8.9      No Employment Rights.

         Participation in this Plan shall not confer upon any person any right to be employed by the Company nor any other right not expressly provided hereunder.

8.10     Department of Labor Determination.

         In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees or otherwise eligible, according to a determination made by the Department of Labor, the Committee shall take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.

8.11     Headings, etc. Not Part of Agreement.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer this 30th day of September, 1996.


SYNOPSYS, INC.


By:_________________________________

Title:________________________________